UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    October 22, 2002
                                                   -------------------

                      GREAT AMERICAN BANCORP, INC.
----------------------------------------------------------------------
        (Exact name of registrant as specified in its charter)


        Delaware                  000-25808           52-1923366
----------------------------------------------------------------------
(State or other jurisdiction    (Commission        (I.R.S. Employer
    of incorporation)            File Number)    Identification Number)


1311 S. Neil St., P.O. Box 1010, Champaign, IL          61824-1010
----------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)

                           (217) 356-2265
----------------------------------------------------------------------
         (Registrant's telephone number, including area code)

Item 5.  Other Events.

The Registrant incorporates by reference the press releases dated
October 22, 2002 attached as Exhibit 20, relating to the Company's unaudited results for the period ended September 30, 2002 and the Company's announcement that its Board of Directors has approved a 5% stock repurchase program.

Item 7.  Financial Statements and Exhibits.

The Registrant incorporates by reference the press releases dated
October 22, 2002 attached as Exhibit 20, relating to the Company's unaudited results for the period ended September 30, 2002 and the Company's announcement that its Board of Directors has approved a 5% stock repurchase program.

                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Great American Bancorp, Inc.
                                     ----------------------------
                                              (Registrant)

Date     October 22, 2002            /s/ Jane F. Adams
    ---------------------------      ----------------------------
                                     Chief Financial Officer

                            EXHIBIT INDEX
                        ---------------------

Exhibit
  No.                      Description               Method of Filing
----------------------------------------------------------------------
  20                       News Releases              Filed herewith
                           Dated October 22, 2002

Exhibit 20

                                 NEWS RELEASE


FOR IMMEDIATE RELEASE
October 22, 2002

Contact:  Ms. Jane F. Adams
          Chief Financial Officer and Investor Relations
          (217) 356-2265

                       GREAT AMERICAN BANCORP, INC.
                   UNAUDITED RESULTS THIRD QUARTER 2002
                    YEAR-TO-DATE NET INCOME $1,495,000

Champaign, Illinois - Great American Bancorp, Inc. (Nasdaq SmallCap/GTPS), the holding company for First Federal Savings Bank of Champaign-Urbana, reported earnings of $1,495,000 for the nine months ended September 30, 2002, an increase of $628,000, or 72.4%, above the $867,000 reported for the same period in 2001. Basic earnings per share were $1.77 for the nine months ended September 30, 2002, compared to $0.91 for the nine months ended September 30, 2001. Fully diluted earnings per share were $1.63 for the nine months ended September 30, 2002, compared to $0.89 for the nine months ended September 30, 2001.

Net interest income was $4,786,000 for the nine months ended September 30, 2002, $465,000, or 10.8%, higher than the $4,321,000 reported for the nine months ended September 30, 2001. Total interest income declined $716,000, or 8.1%, mainly due to a lower average yield on net loans and a decrease in investment income. The average yield on net loans was 8.13% for the nine months ended September 30, 2001 compared to 7.63% for the nine months ended September 30, 2002. The yield on net loans decreased primarily as a result of the decline in general market interest rates. Investment income was lower in 2002 mainly due to a decrease in the balance of investments.

Interest expense decreased $1,181,000, or 26.3%, due to a shift in deposits from longer-term certificates of deposit to short-term demand accounts. The rate on deposits also declined from 4.50% for the nine months ended September 30, 2001 to 3.05% for the same period in 2002 due to the overall decline in market interest rates.

The provision for loan losses was $140,000 for the nine months ended September 30, 2002 and $114,000 for the same period in 2001.

Noninterest income totaled $2,252,000 for the first nine months of 2002, $668,000, or 42.2%, higher than the $1,584,000 recorded for the nine months ended September 30, 2001. This increase was mostly due to commissions generated from GTPS Insurance Agency and gains from sales of mortgage loans, net of commissions. Insurance sales commissions increased $273,000, or 31.2%, from $875,000 for the first nine months of 2001 to $1,148,000 for the first nine months of 2002. This increase was mainly due to commissions generated from new customers. Gains on the sale of residential mortgage loans, net of commissions, were $404,000 for the first nine months of 2002 compared to $49,000 for the first nine months of 2001. The Company began a program to sell loans to the secondary market in July 2001. During the first nine months of 2002, the Company sold or entered into commitments to sell $17.80 million in mortgage loans compared to $2.65 million in the nine months ended September 30, 2001.

Noninterest expense was $4,481,000 for the first nine months of 2002, $136,000, or 3.1%, higher than the $4,345,000 reported for the nine months ended September 30, 2001.

Net income for the third quarter of 2002 was $522,000, $205,000 or 64.7% higher than net income recorded of $317,000 for the third quarter of 2001.
Net interest income for the third quarter of 2002 was $1,633,000 compared to $1,487,000 for the third quarter of 2001. Noninterest income was $767,000 for the third quarter of 2002 and $534,000 for the third quarter of 2001. Noninterest expense was $1,552,000 for the third quarter of 2002 and $1,462,000 for the third quarter of 2001.

Total assets at September 30, 2002 were $167.63 million, compared to $168.35 million at December 31, 2001.

First Federal Savings Bank of Champaign-Urbana is head quartered in Champaign, Illinois, and operates through its administrative/branch office in Champaign and through two other full service branches located in Champaign and Urbana. The Bank, through its subsidiary, Park Avenue Service Corporation, also provides full service brokerage activities through a third-party broker-dealer, Scout Brokerage Services, Inc., and sells insurance products through the GTPS Insurance Agency. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.

This earnings report may contain certain forward-looking statements which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values, and competition, changes in accounting principles, policies, or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services.

Great American Bancorp, Inc. stock is traded on the NASDAQ SmallCap Market System under the symbol "GTPS."


                                ###
                          GTPS-pr-2002-05

Great American Bancorp, Inc.
Consolidated Balance Sheets
September 30, 2002 and December 31, 2001
(in thousands, except share data)
                                           Sept. 30, 2002      Dec. 31, 2001
                                              (Unaudited)
----------------------------------------------------------------------------
Assets
 Cash and due from banks                    $       6,049      $       4,832
 Interest-bearing demand deposits                  18,352              6,334
                                              ------------------------------
     Cash and cash equivalents                     24,401             11,166

 Held-to-maturity securities                        1,503              2,056
 Mortgage loans held for sale                       1,527              2,343
 Loans, net of allowance for loan
  losses of $1,151 and $1,040 in 2002
  and 2001, respectively                          130,327            143,063
 Premises and equipment                             6,230              6,362
 Federal Home Loan Bank stock                       1,212              1,166
 Interest receivable                                  733                789
 Cash surrender value of life insurance               263                251
 Insurance premiums receivable                        357                204
 Deferred income taxes                                 75                 81
 Mortgage servicing rights                            198                 51
 Goodwill                                             485                485
 Other                                                323                328
                                            --------------------------------
     Total assets                           $     167,634      $     168,345
                                            ================================
Liabilities and Stockholders' Equity
 Liabilities
  Deposits
   Noninterest-bearing deposits             $      12,509      $      11,890
   Interest-bearing deposits
    Savings, NOW and money market                  53,987             46,300
    Time                                           62,421             69,350
                                            --------------------------------
     Total deposits                               128,917            127,540

  Federal Home Loan Bank advances                  18,000             20,500
  Deferred compensation - directors                   626                648
  Advances from borrowers for
   taxes and insurance                                 75                319
  Accrued postretirement benefit obligation           245                211
  Accrued real estate taxes                            97                136
  Premiums due insurance companies                     83                101
  Dividends payable                                    91                 95
  Income taxes payable                                 33                 23
  Interest payable                                     74                 91
  Other                                               411                122
                                            --------------------------------
     Total liabilities                            148,652            149,786
                                            --------------------------------

Commitments and Contingent Liabilities

Stockholders' Equity
 Preferred stock, $0.01 par value
  Authorized and unissued --
   1,000,000 shares                                    --                 --
 Common stock, $0.01 par value
  Authorized -- 7,000,000 shares
  Issued and outstanding -- 2,052,750 shares           21                 21
 Additional paid-in-capital                        20,166             20,165
 Retained earnings                                 19,055             17,838
                                            --------------------------------
                                                   39,242             38,024
 Treasury stock, at cost
  Common: 2002 - 1,221,160 shares,
   2001 - 1,185,583 shares                        (20,193)           (19,393)
 Unearned incentive plan shares:
  2002 - 4,649 shares, 2001 - 5,010 shares            (67)               (72)
                                            --------------------------------
     Total stockholders' equity                    18,982             18,559
                                            --------------------------------
     Total liabilities and
      stockholders' equity                  $     167,634      $     168,345
                                            ================================

Great American Bancorp, Inc.
Consolidated Statements of Income
For the Nine Months Ended September 30, 2002 and September 30, 2001 (unaudited, in thousands, except share data)

                                             Period Ended       Period Ended
                                           Sept. 30, 2002     Sept. 30, 2001
----------------------------------------------------------------------------
Interest Income:
 Loans                                       $      7,812      $       8,320
 Available-for-sale securities                         --                120
 Held-to-maturity securities                           85                127
 Deposits with banks and other                        196                242
                                            --------------------------------
   Total interest income                            8,093              8,809
                                            --------------------------------
Interest Expense:
 Deposits                                           2,638              3,783
 Federal Home Loan Bank advances                      647                679
 Other                                                 22                 26
                                            --------------------------------
   Total interest expense                           3,307              4,488
                                            --------------------------------
Net Interest Income                                 4,786              4,321

Provision for Loan Losses                             140                114
                                            --------------------------------
Net Interest Income After
 Provision for Loan Losses                          4,646              4,207
                                            --------------------------------
Noninterest Income:
 Insurance sales commissions                        1,148                875
 Brokerage commissions                                 89                 99
 Customer service fees                                435                417
 Other service charges and fees                       151                123
 Sale of mortgage loans, net of commissions           404                 49
 Loan servicing fees                                   17                  9
 Other                                                  8                 12
                                            --------------------------------
   Total noninterest income                         2,252              1,584
                                            --------------------------------
Noninterest Expense:
 Salaries and employee benefits                     2,546              2,412
 Net occupancy expense                                433                450
 Equipment expense                                    373                455
 Data processing fees                                  56                 59
 Deposit insurance premium                             17                 18
 Printing and office supplies                         208                226
 Legal and professional fees                          177                171
 Directors and committee fees                          82                 76
 Insurance expense                                     46                 39
 Marketing and advertising expense                    161                142
 Other                                                382                297
                                            --------------------------------
   Total noninterest expenses                       4,481              4,345
                                            --------------------------------
Income Before Income Taxes                          2,417              1,446

Provision for Income Taxes                            922                579
                                            --------------------------------
Net income                                  $       1,495      $         867
                                            ================================
Earnings per share:
 Basic                                      $        1.77      $        0.91
                                            ================================
 Diluted                                    $        1.63      $        0.89
                                            ================================


Great American Bancorp, Inc.
Consolidated Statements of Income
For the Three Months Ended September 30, 2002 and September 30, 2001 (unaudited, in thousands, except share data)

                                            Quarter Ended      Quarter Ended
                                           Sept. 30, 2002     Sept. 30, 2001
----------------------------------------------------------------------------
Interest Income:
 Loans                                       $      2,556      $       2,843
 Available-for-sale securities                         --                 23
 Held-to-maturity securities                           23                 39
 Deposits with banks and other                         75                 53
                                            --------------------------------
   Total interest income                            2,654              2,958
                                            --------------------------------
Interest Expense:
 Deposits                                             809              1,225
 Federal Home Loan Bank advances                      205                238
 Other                                                  7                  8
                                            --------------------------------
   Total interest expense                           1,021              1,471
                                            --------------------------------
Net Interest Income                                 1,633              1,487

Provision for Loan Losses                              30                 42
                                            --------------------------------
Net Interest Income After
 Provision for Loan Losses                          1,603              1,445
                                            --------------------------------
Noninterest Income:
 Insurance sales commissions                          337                273
 Brokerage commissions                                 21                 25
 Customer service fees                                162                143
 Other service charges and fees                        57                 40
 Sale of mortgage loans, net of commissions           183                 49
 Loan servicing fees                                    6                  3
 Other                                                  1                  1
                                            --------------------------------
   Total noninterest income                           767                534
                                            --------------------------------
Noninterest Expense:
 Salaries and employee benefits                       874                829
 Net occupancy expense                                147                147
 Equipment expense                                    125                149
 Data processing fees                                  19                 23
 Deposit insurance premium                              6                  6
 Printing and office supplies                          68                 75
 Legal and professional fees                           70                 51
 Directors and committee fees                          32                 26
 Insurance expense                                     16                 13
 Marketing and advertising expense                     58                 45
 Other                                                137                 98
                                            --------------------------------
   Total noninterest expenses                       1,552              1,462
                                            --------------------------------
Income Before Income Taxes                            818                517

Provision for Income Taxes                            296                200
                                            --------------------------------
Net income                                  $         522      $         317
                                            ================================
Earnings per share:
 Basic                                      $        0.63      $        0.35
                                            ================================
 Diluted                                    $        0.57      $        0.33
                                            ================================


Great American Bancorp, Inc.
Selected Financial Data
(unaudited, in thousands, except per share data)

                                                 As of              As of
                                           Sept. 30, 2002     Sept. 30, 2001
----------------------------------------------------------------------------
Total assets                                $     167,634      $     167,621
Total loans, net                                  130,327            141,879
Loan loss reserve                                   1,151                991
Non-performing assets                                 324                189
Non-performing assets to total assets                0.19%              0.11%
Allowance for loan losses to total assets            0.69%              0.59%
Investment securities                               1,503              2,255
Total deposits                                    128,917            124,100
Checking deposits                                  32,025             28,151
Money market deposits                              17,090             11,147
Passbook savings deposits                          17,381             14,145
Certificates of deposit                            62,421             70,657
Federal Home Loan Bank advances                    18,000             23,000
Total stockholders' equity                         18,982             18,531



                                 Three Months Ended      Nine Months Ended
                                September  September    September  September
                                   2002       2001         2002       2001
                                     (unaudited)             (unaudited)
----------------------------------------------------------------------------
Net interest margin (annualized)   4.29%      3.91%        4.19%      3.89%
ROA (annualized)                   1.25%      0.76%        1.20%      0.71%
ROE (annualized)                  11.03%      6.56%       10.68%      5.94%




                               NEWS RELEASE


FOR IMMEDIATE RELEASE
October 22, 2002

Contact:  Ms. Jane F. Adams
          Chief Financial Officer and Investor Relations
          (217) 356-2265

                       GREAT AMERICAN BANCORP, INC.
                 Announces a 5% Stock Repurchase Program

Champaign, Illinois - Great American Bancorp, Inc. (NASDAQ SMALLCAP MARKET/GTPS), the holding company for First Federal Savings Bank of Champaign-Urbana, announced that its Board of Directors has authorized an additional common stock repurchase of up to 41,150 shares. This amount is equal to five percent of the Company's outstanding shares of 822,990 and is in addition to 13,754 shares remaining to be purchased under a stock repurchase program approved in December 2001. Under the program approved in December, the Company has repurchased 29,604 shares at an average price of $24.00 per share. Stock to be repurchased will be made in open market transactions, subject to the availability of stock and market conditions, and will commence as soon as practicable.

First Federal Savings Bank of Champaign-Urbana is head quartered in Champaign, Illinois, and operates through its administrative/branch office in Champaign and through two other full service branches located in Champaign and Urbana. The Bank, through its subsidiary, Park Avenue Service Corporation, also provides full service brokerage activities through a third-party broker-dealer, Scout Brokerage Services, Inc., and sells insurance products through the GTPS Insurance Agency. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.

Great American Bancorp, Inc. stock is traded on the Nasdaq SmallCap Market System under the symbol "GTPS."

                                ###
                          GTPS-pr-2002-06